UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 6, 2014

SPX CORPORATION

(Exact Name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-6948 (Commission File Number)	38-1016240 (I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                        Termination of a Material Definitive Agreement.

On February 11, 2014, SPX Corporation (the “Company”) discharged its remaining obligations under the indenture dated as of December 13, 2007 (the “Indenture”), governing the Company’s 7 5/8% Notes due 2014 (the “2014 Notes”) by depositing funds with U.S. Bank National Association, the paying agent under the Indenture, sufficient to pay and discharge all remaining indebtedness on the 2014 Notes, including accrued and unpaid interest, after causing to be delivered a notice of redemption to holders of the remaining outstanding 2014 Notes in accordance with the terms of the Indenture, as described under Item 2.04 of this Current Report on Form 8-K.

Item 2.04.                                        Triggering Events That Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

On February 6, 2014, the Company notified U.S. Bank National Association, the trustee for the 2014 Notes, of its election to call for redemption on February 11, 2014 (the “Redemption Date”), all of the outstanding 2014 Notes, and instructed the trustee to provide notice of such redemption to the holders of the 2014 Notes in accordance with the terms of the Indenture. The 2014 Notes were redeemed at a redemption price of 105.898% of the principal amount thereof (or $1,058.98 per $1,000 in principal amount of the 2014 Notes) plus accrued and unpaid interest to, but not including, the Redemption Date. Following the redemption, none of the 2014 Notes remain outstanding. This Current Report on Form 8-K does not constitute a notice of redemption of the 2014 Notes.

Item 8.01.                                        Other Events.

On February 6, 2014, the Company issued a press release announcing the expiration and final results of its previously announced tender offer and consent solicitation for the 2014 Notes and the calling for redemption all of the remaining outstanding 2014 Notes not purchased in the tender offer. A copy of the press release is filed and attached hereto as Exhibit 99.1, and incorporated by reference into this Item 8.01.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Exhibit
99.1	Press Release dated February 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: February 11, 2014	By:	/s/ Jeremy W. Smeltser
Jeremy W. Smeltser
Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated February 6, 2014